December 21, 1998

Mr. Ralph Armijo
President and CEO
Navidec, Inc.
14 Inverness Drive, Building F, Suite 116 Englewood, CO 80112

Re:  Engagement Agreement

Dear Ralph:

This letter (the "Engagement Letter" or "Agreement") will confirm the engagement of Bathgate McColley Capital Group LLC (BMCG) by Navidec, inc. ("the Company") to render financial and investment banking services on a non-exclusive basis as described below.

In connection with this engagement, the Company will furnish BMCG such information and data (the "information") relating to the Company as BMCG reasonably requests and will provide BMCG with reasonable access to the Company's officers, directors, employees, counsel and independent accountants. BMCG may rely upon the Information without independently verifying it and does not assume responsibility for its accuracy or completeness. BMCG will not make an independent appraisal of the assets of the company but will familiarize itself with the business operations, financial condition and prospects of the Company, and will review such corporate documents involving the Company as BMCG in its sole discretion deems necessary.

BMCG will provide the following services under this investment banking agreement; BMCG will work with the Company in developing a long term financial strategy which will include advice regarding private placements, future public offerings and/or strategic acquisitions and partnerships. In addition, BMCG will work with the various other consultants of the Company in an effort to broaden the exposure of the company in the financial marketplace.

In consideration of BMCG's services, the Company agrees to pay BMCG a consulting fee of $60,000, payable $48,000 with the execution of the Engagement Letter and $3,000 per month beginning February 1, 1999 ending May 1, 1999. In addition, the Company agrees to pay a consulting fee of 45,000 warrants exercisable at $2.00 per share. The Company also agrees to reimburse BMCG for any reasonable out-of-pocket expenses incurred by BMCG in connection with services under this engagement, provided all such expenses are approved in advance by the Company. BMCG will be paid a Lehman formula fee in the event the company acquires any entity or the substantial assets of any entity introduced by BMCG. Other transactions will be negotiated on a case-by-case basis.

1. Liability of BMCG. In furnishing the Company with advice and other services as herein provided, neither BMCG nor any officer, director or agent thereof shall be liable to the company or its creditors for errors of judgment or anything except willful malfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under the terms of this agreement.

It is further understood and agreed that BMCG may rely solely upon information furnished to it by the company reasonably deemed to be accurate and reliable and that, except as herein provided, BMCG shall not be accountable for any loss suffered by the Company by reason of the Company's non-action on the basis of any advice, recommendation or approval of BMCG, its partners, employees or agents.

2. Representations & Indemnification. The Company represents and warrants to BMCG that: the Company will not cause or knowingly permit any action to be taken in connection with transactions which violates the Securities Act of 1933 or any state securities laws; the Company will cooperate with BMCG so as to permit the transactions to be conducted in a manner consistent with the applicable state and federal securities to be conducted in a manner consistent with the applicable state and federal securities laws; that all information and statements provided by the Company in the transactions will be true and correct; that the transactions will not be misleading or violative of the Anti-fraud provisions of the Securities and Exchange Act of 1934; current company management as disclosed to BMCG will continue in place after the transactions for a reasonable period of time; the Company does not know of any facts adversely affecting the company's current business strategy; the Company has prepared and delivered to the undersigned its most recent estimate of sales, earnings, cash flow and agrees to update those estimates on a monthly basis during the pendency of the engagement and any transactions. The Company agrees to indemnify and hold BMCG and its attorneys accountants, agents and employee, officers and disectors, free and harmless from any liability, cost and expense, including attorneys' fees in the event of a breach of this representation and warranty. The Company shall also assume responsibility for the indemnitees' defense in any such matters, except where a conflict exists such that they are required to retain separate legal counsel, in which event, the Company shall pay the legal fees and expenses, as and when occurred, of separate legal counsel retained by the Indemnitees to provide such defense.

3. Other Activities of BMCG. The Company recognizes that BMCG now renders and may continue to render consulting, financial and other services to other companies which may or may not have policies and conduct similar to those of the Company. BMCG shall be free to render such advice and other services and the company hereby consents thereto. BMCG shall not be required to devote its full time and attention to the performance of its duties under this agreement, but shall only devote so much of its time and attention as it deems reasonable or necessary for such purpose. BMCG does not intend to be engaged by a direct competitor of the company without prior written approval.

4. Control. Nothing contained herein shall be deemed to require the company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct or the affairs of the Company.

5. Conditions of Performance by BMCG. Notwithstanding anything to the contrary hereinabove set forth, the performance of the obligations of BMCG as provided in the Engagement Letter is specifically subject to and conditioned upon the following:

     (a) successful completion of investigative procedures to be conducted by BMCG in respect to the Company, its operations and general performance as well as its officers, and directors (commonly referred to as "due diligence" procedures).

     (b) results of the due diligence procedures employed by BMCG satisfactory to BMCG in its sole determination; and

     (c) receipt by BMCG of the compensation referred to hereinabove.

The term of this Agreement will be six months with the date of your acceptance of this Engagement Letter as evidenced below. BMCG or the Company may cancel this Agreement upon 30 days written notice. Notwithstanding anything to the contrary in the prior sentence hereto, the Company will remain obligated to pay BMCG compensation as set forth above.

This Engagement Letter set forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior or contemporaneous communications, understandings or agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto.

This Agreement shall be governed by and construed to be in accordance with the laws of the State of Colorado applicable to contracts made and to be performed solely in such State by citizens thereof. The parties hereto shall deliver notices to each other by personal delivery or by registered mail (return receipt requested) at the address set forth herein.

All controversies or claims between the parties hereto or arising out of or relating to the business contemplated by this Agreement including but not limited to the making or enforcement of documents relating thereto, shall be resolved by arbitration in accordance with the applicable rules of the American Arbitration Association. Judgment on the arbitrators' award may be entered into any court having jurisdiction. If any action or proceeding is brought to enforce the terms if this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and costs.

If the terms and conditions of this Engagement Agreement confirm our agreement and understanding, please execute the copy of this Engagement Agreement in the space provided below and return it to us.

Very truly yours,

BATHGATE MCCOLLEY CAPITAL GROUP LLC


By: /s/ Eugene McColley
   -----------------------
   Eugene McColley


Agreed to and accepted this 21st day of December, 1998.



NAVIDEC, INC.


By: /s/Ralph Armijo
   -------------------
   Ralph Armijo
   President and CEO